UNITED STATES

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Allergan, Inc.

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FOR IMMEDIATE RELEASE

Allergan Reiterates its Belief that Valeant’s Business Model is Unsustainable

Re-Revised Proposal Creates Significant Risks and Uncertainties for Allergan Stockholders

Numerous Third Parties Agree

Irvine, Calif., (June 16, 2014) — Allergan, Inc. (NYSE: AGN) (“Allergan” or the “Company”) today reiterated the Company’s concern regarding Valeant Pharmaceuticals International, Inc.’s (“Valeant”) unsustainable business model, which relies on serial acquisitions and cost reductions, as opposed to top-line revenue growth and operational excellence. A number of different third-parties have also publicly expressed similar views.

John Hempton, Chief Investment Officer, Bronte Capital

“Valeant Pharmaceuticals: Part IIIA: Corrections and Amplifications on the Medicis Restructuring Charges.” Bronte Capital Blog, June 13, 2014

“There is a possibility that the whole Valeant exercise is something from the Wizard of Oz. Profits are going up nicely if you pay no attention to that man behind the curtain - the man being the large restructuring and one-time items.”*

Vicki Bryan, Senior High Yield Analyst, Gimme Credit

“Valeant Debt-Loaded Deal Binge Casts Doubt on Strategy: Real M&A.” Bloomberg, May 27, 2014

“Valeant’s strategy depends on people continuing to drink this Kool Aid it’s serving… They have to keep buying at a heavier and heavier and more expensive pace to keep this up. What happens when they can’t? There’s no inherent growth, and the debt side of this is a very big part of the story that the stock market is ignoring.”*

Jim Chanos, President and Founder, Kynikos Associates

CNBC Fast Money Halftime Report, May 15, 2014

“We’re short because it’s a roll up and roll ups present a unique set of problems. Roll ups are generally accounting-driven, and we certainly think that’s the case in Valeant. We think Valeant is playing some very aggressive accounting games when they buy companies, write down the assets. But really, for us, and we were short before the Allergan announcement, a roll up is a roll up and you have to analyze a company that’s not growing organically and has to deliver value by doing bigger and bigger acquisitions, and usually the companies do an acquisition too far.”*

*	Permission to use quotations was neither sought nor obtained.

Matthew Herper, Senior Editor for Pharma and Healthcare, Forbes

“Valeant Pharma’s Arguments About Drug Research Are Misleading And Wrong.” Forbes, June 12, 2014

“…[Valeant’s] treatment of figures relating to the industry’s R&D productivity is so indefensible as to beg the question of whether its executives can really command the facts they are using, or whether they really understand the trends on which they say they are basing their business. A one-hour call with four of Valeant’s top executives last night did not convince me otherwise.”*

“…By picking only the largest companies, Valeant gets to not include Allergan, which, like Novartis, has an 8% return on R&D by Evans’s numbers … If Valeant is at war with inefficiency, shouldn’t it buy someone inefficient?”*

“The general trend is true – drug companies are buying innovation more often — but Valeant’s figure is at best so badly thought-out that it doesn’t make any sense. At worst it’s deceptive.”*

In addition, executives from Morgan Stanley, the investment bank understood to have recently been retained by Valeant, have sent emails directly to Allergan’s management team that suggest they share the concerns of Allergan and the above third parties.

Robert Kindler, Vice Chairman and Global Head of M&A, Morgan Stanley

Email to Allergan’s CEO, David Pyott, and CFO, Jeff Edwards, May 13, 2014

“My takeaway is that AGN is not being nearly aggressive enough in going after the VRX business model and currency.”*

David Horn, Managing Director, Investment Banking Division (Healthcare), Morgan Stanley

Email to Jeff Edwards, May 18, 2014

“Part of what Rob [Kindler] is suggesting [to Allergan] is to allow him to use his significant relationships with media and analysts to provide a clear and detailed articulation of why Valeant is a house of cards and your investors should not want to take their stock.”*

As announced on June 10, 2014, Allergan’s Board of Directors, after consulting with its independent financial and legal advisors, unanimously determined that the re-revised unsolicited proposal dated May 30, 2014 by Pershing Square Capital Management, L.P. and Valeant substantially undervalues the Company, creates significant risks and uncertainties for the stockholders of Allergan, and is not in the best interests of the Company and its stockholders.

Goldman, Sachs & Co. and BofA Merrill Lynch are serving as financial advisors to the Company and Latham & Watkins, Richards, Layton & Finger, P.A. and Wachtell, Lipton, Rosen & Katz are serving as legal counsel to the Company.

About Allergan

Allergan is a multi-specialty health care company established more than 60 years ago with a commitment to uncover the best of science and develop and deliver innovative and meaningful treatments to help people reach their life’s potential. Today, we have approximately 11,600 highly dedicated and talented employees, global marketing and sales capabilities with a presence in more than 100 countries, a rich and ever-evolving portfolio of pharmaceuticals, biologics, medical devices and over-the-counter consumer

*	Permission to use quotations was neither sought nor obtained.

products, and state-of-the-art resources in R&D, manufacturing and safety surveillance that help millions of patients see more clearly, move more freely and express themselves more fully. From our beginnings as an eye care company to our focus today on several medical specialties, including eye care, neurosciences, medical aesthetics, medical dermatology, breast aesthetics, and urologics, Allergan is proud to celebrate more than 60 years of medical advances and proud to support the patients and customers who rely on our products and the employees and communities in which we live and work. For more information regarding Allergan, go to: www.allergan.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding a proposed offer or proposal by Valeant and/or Pershing Square. These forward-looking statements are made as of the date they were first issued and are based on current expectations as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Allergan’s control. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required by law. Additional information concerning these and other risks can be found in press releases issued by Allergan, as well as Allergan’s public filings with the U.S. Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Copies of Allergan’s press releases and additional information about Allergan are available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 1-714-246-4636.

Important Additional Information

The Company, its directors and certain of its officers and employees are participants in solicitations of Company stockholders. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s proxy statement for its 2014 annual meeting of stockholders, filed with the SEC on March 26, 2014, as supplemented by the proxy information filed with the SEC on April 22, 2014. Additional information can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 25, 2014 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 7, 2014. To the extent holdings of the Company’s securities have changed since the amounts printed in the proxy statement for the 2014 annual meeting of stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov.STOCKHOLDERS ARE ENCOURAGED TO READ ANY COMPANY SOLICITATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of any solicitation statement and any other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company’s website at www.allergan.com.

Allergan Contacts

Bonnie Jacobs, Allergan (714) 246-5134

Joele Frank, Dan Katcher, and Scott Bisang, Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449

*	Permission to use quotations was neither sought nor obtained.